Exhibit 99.1

                                  RHODES, INC.
                                     PROXY
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
              SPECIAL MEETING OF SHAREHOLDERS ON DECEMBER 23, 1996

    The undersigned hereby appoints Irwin L. Lowenstein, Joel T. Lanham and Joel
H. Dugan and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Rhodes, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on December 23, 1996, at 10:00 a.m., local time, at 4370 Peachtree Road, Atlanta, Georgia, 30319, or at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Special Meeting of Shareholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the notice of Special Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Special Meeting of Shareholders or any adjournment thereof.

    Please mark your vote as in this example. [ X ]

THE DIRECTORS OF RHODES, INC. RECOMMEND A VOTE "FOR" THE APPROVAL OF THE MERGER
                                   AGREEMENT.

1. Approval of the Agreement and Plan of Merger, dated as of September 17, 1996, by and among Heilig-Meyers Company, HM Merger Subsidiary, Inc., a wholly owned subsidiary of Heilig-Meyers Company, and Rhodes, Inc.

                         For [ ]     Against [ ]     Abstain [ ]

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                        (CONTINUED FROM THE OTHER SIDE)

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR PROPOSAL 1, ABOVE.

                                              Date: ______________________, 1996

                                              __________________________________

                                              __________________________________
                                              PLEASE SIGN EXACTLY AS YOUR NAME
                                              OR NAMES APPEAR HEREON. FOR MORE
                                              THAN ONE OWNER AS SHOWN ABOVE,
                                              EACH SHOULD SIGN. WHEN SIGNING IN
                                              A FIDUCIARY OR REPRESENTATIVE
                                              CAPACITY, PLEASE GIVE FULL TITLE.
                                              IF THIS PROXY IS SUBMITTED BY A
                                              CORPORATION, IT SHOULD BE EXECUTED
                                              IN THE FULL CORPORATE NAME BY A
                                              DULY AUTHORIZED OFFICER, AND IF BY
                                              A PARTNERSHIP, PLEASE SIGN IN THE
                                              PARTNERSHIP NAME BY AN AUTHORIZED
                                              PERSON.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ON DECEMBER 23,
  1996. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH,
                EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.